                                                                    EXHIBIT 99.3

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements of Quest Diagnostics have been prepared to illustrate the effects of the following transactions:

    - Quest Diagnostics' purchase of SBCL. In the stock and asset purchase agreement, Quest Diagnostics agreed to issue to SmithKline Beecham approximately 12.6 million shares of Quest Diagnostics common stock and pay $1.025 billion in cash, which includes $20 million payable under the non-competition agreement (the "SBCL acquisition").

    - Quest Diagnostics will finance the cash purchase price and transaction expenses associated with the SBCL acquisition, repay its existing bank debt and repurchase in a tender offer its 10 3/4% senior subordinated notes with cash on-hand, borrowings under the new credit facility and the proceeds of a private placement of senior subordinated notes.

    The unaudited pro forma combined balance sheet as of March 31, 1999 gives effect to the SBCL acquisition and the anticipated borrowings under the new credit facility and the new notes as if they had occurred on March 31, 1999. The unaudited pro forma combined statements of operations assume the SBCL acquisition, the anticipated borrowings under the new credit facility and the new notes and the repurchase of the 10 3/4% notes were effected on the first day of such period. The SBCL acquisition will be accounted for under the purchase method. As such, the cost to acquire SmithKline Beecham's clinical laboratory testing business will be allocated to the assets and liabilities acquired based on estimated fair values at the completion of the SBCL acquisition. A preliminary allocation of the acquisition cost has been made to the assets and liabilities of SBCL in the unaudited pro forma combined financial statements based on estimates. The final allocation may be different from the amounts reflected in these pro forma financial statements. The estimated costs associated with severance and other integration-related activities for 1999 and 2000, including the elimination of duplicate facilities and excess capacity, operational realignment and related workforce reductions are included in the unaudited pro forma combined balance sheet as of March 31, 1999. We estimate that we will incur about $200 million of additional costs in subsequent years to integrate Quest Diagnostics and SBCL. A significant portion of these costs are expected to require cash outlays. These estimates are preliminary and will be subject to revisions as integration plans are developed and finalized. The unaudited pro forma combined statements of operations exclude the impact of nonrecurring costs and benefits directly related to the SBCL acquisition and anticipated borrowings under the new credit facility and the new notes including the costs and benefits associated with the integration of Quest Diagnostics and SBCL, the costs and fees related to the capital markets loan facility of the new credit facility from which Quest Diagnostics does not expect to draw and the costs and expenses related to Quest Diagnostics' tender offer of its existing
10 3/4% notes.

    The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined financial statements.

    Assets and liabilities, for which the obligation is being retained by SmithKline Beecham through an indemnity to Quest Diagnostics, have been reflected in the historical financial statements of SBCL and related affiliates as a component of parent's equity. The indemnified assets and liabilities, which primarily relate to taxes and liabilities for billing and professional liability claims of SBCL and related affiliates, are not reflected in the unaudited pro forma combined balance sheet as assets and liabilities.

    The unaudited pro forma combined financial statements are presented for illustrative purposes only to aid you in your analysis of the financial aspects of the SBCL acquisition. You should not rely on the unaudited pro forma combined financial information as being indicative of the combined financial position or results of operations that would have been realized had Quest Diagnostics and SBCL been a single entity during the periods presented. In addition, the unaudited pro forma combined financial information is not necessarily indicative of the future results that the combined company will experience after the SBCL acquisition. The unaudited pro forma combined financial statements and related notes should be read in conjunction with the historical financial statements of Quest Diagnostics and SBCL.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 1999
                                 (IN THOUSANDS)

                                                       QUEST                      PRO FORMA
                                                    DIAGNOSTICS       SBCL       ADJUSTMENTS    PRO FORMA
                                                    ------------  ------------  -------------  ------------
ASSETS
CURRENT ASSETS
  Cash............................................  $    154,197  $      2,178  $   1,363,371(a)
                                                                                      (41,982 (b) $
                                                                                      (23,231 (c)       10,000
                                                                                     (408,369 (d)
                                                                                       (2,178 (e)
                                                                                   (1,025,000 (f)
                                                                                       (8,986 (g)
  Accounts receivable, net........................       229,786       394,199             --(j)      623,985
  Other current assets............................       146,656        28,553         30,900   )(1      245,609
                                                                                       17,775   )(3
                                                                                       21,725(h)
                                                    ------------  ------------  -------------  ------------
    Total current assets..........................       530,639       424,930        (75,975)      879,594
PROPERTY, PLANT AND EQUIPMENT, NET................       241,295       205,272        (40,500    (2)      356,567
                                                                                      (49,500 (h)
INTANGIBLE ASSETS, NET............................       489,784       499,640        357,585   )(4    1,347,009
OTHER ASSETS......................................        56,481        14,478         39,263(b)      138,044
                                                                                        1,074(b)
                                                                                       (7,689 (d)
                                                                                       (1,114    (2)
                                                                                       15,998   )(3
                                                                                       19,553(h)
                                                    ------------  ------------  -------------  ------------
TOTAL ASSETS......................................  $  1,318,199  $  1,144,320  $     258,695  $  2,721,214
                                                    ------------  ------------  -------------  ------------
                                                    ------------  ------------  -------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses...........  $    252,759  $    156,644  $      (9,176 (c) $
                                                                                       (7,119 (d)      488,703
                                                                                       (3,037 (d)
                                                                                       53,986   )(2
                                                                                       (8,986 (g)
                                                                                       55,000(h)
                                                                                       (1,368 (i)
  Revolving credit facility.......................            --            --         38,371(a)       38,371
  Current portion of long-term debt...............        56,446         2,224         23,125(a)       25,795
                                                                                      (56,000 (d)
                                                    ------------  ------------  -------------  ------------
    Total current liabilities.....................       309,205       158,868         84,796       552,869
LONG-TERM DEBT....................................       360,187        32,306      1,301,875(a)    1,349,118
                                                                                     (345,250 (d)
OTHER LIABILITIES.................................        71,520           750             --        72,270
PREFERRED STOCK...................................         1,000            --             --         1,000
COMMON STOCKHOLDERS' EQUITY.......................       576,287       952,396         (1,645 (b)      745,957
                                                                                      (14,055 (c)
                                                                                       (4,652 (d)
                                                                                       (2,178 (e)
                                                                                     (698,342    (4)
                                                                                      (63,222 (h)
                                                                                        1,368(i)
                                                    ------------  ------------  -------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $  1,318,199  $  1,144,320  $     258,695  $  2,721,214
                                                    ------------  ------------  -------------  ------------
                                                    ------------  ------------  -------------  ------------

    See the accompanying notes to the unaudited pro forma combined financial statements.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                QUEST                  PRO FORMA
                                                             DIAGNOSTICS     SBCL     ADJUSTMENTS   PRO FORMA
                                                             -----------  ----------  -----------  -----------
NET REVENUES...............................................   $ 381,841   $  413,332   $            $ 795,173
COSTS AND EXPENSES
  Cost of services.........................................     226,995      295,293      (4,119)(k)    518,169
  Selling, general and administrative......................     127,013      101,640      (1,334)(k)
                                                                                            (843)(l)
                                                                                             740(m)    227,216
  Interest expense, net....................................       7,359       11,309       1,557(n)
                                                                                          10,657(o)     30,882
  Amortization of intangible assets........................       5,094        7,442      (1,209)(p)     11,327
  Other, net...............................................       1,302       (9,203)       (740)(m)
                                                                                           9,802(q)      1,161
                                                             -----------  ----------  -----------  -----------
      Total................................................     367,763      406,481      14,511      788,755
                                                             -----------  ----------  -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES..........................      14,078        6,851     (14,511)       6,418
INCOME TAX EXPENSE (BENEFIT)...............................       6,645        4,840      (6,604)(r)      4,881
                                                             -----------  ----------  -----------  -----------
NET INCOME (LOSS)..........................................   $   7,433   $    2,011   $  (7,907)   $   1,537
                                                             -----------  ----------  -----------  -----------
                                                             -----------  ----------  -----------  -----------
BASIC NET INCOME PER COMMON SHARE(S).......................   $    0.25                             $    0.04
                                                             -----------                           -----------
                                                             -----------                           -----------
DILUTED NET INCOME PER COMMON SHARE(S).....................   $    0.24                             $    0.04
                                                             -----------                           -----------
                                                             -----------                           -----------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--BASIC(S)....................................      29,716                                42,280
                                                             -----------                           -----------
                                                             -----------                           -----------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--DILUTED(S)..................................      30,280                                42,844
                                                             -----------                           -----------
                                                             -----------                           -----------

    See the accompanying notes to the unaudited pro forma combined financial statements.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           QUEST                     PRO FORMA
                                                        DIAGNOSTICS       SBCL      ADJUSTMENTS   PRO FORMA
                                                        ------------  ------------  -----------  ------------
NET REVENUES..........................................  $  1,472,573  $  1,646,662   $           $  3,119,235
COSTS AND EXPENSES
  Cost of services....................................       869,999     1,103,197     (21,323)(k)    1,951,873
  Selling, general and administrative.................       488,201       429,543      (6,606)(k)
                                                                                        (7,195)(l)
                                                                                         2,621(m)      906,564
  Interest expense, net...............................        31,648        47,691       7,369(n)
                                                                                        36,740(o)      123,448
  Amortization of intangible assets...................        21,411        30,549      (5,618)(p)       46,342
  Other, net..........................................         7,045       (23,734)     (2,621)(m)
                                                                                        20,422(q)        1,112
                                                        ------------  ------------  -----------  ------------
      Total...........................................     1,418,304     1,587,246      23,789      3,029,339
                                                        ------------  ------------  -----------  ------------
INCOME (LOSS) BEFORE INCOME TAXES.....................        54,269        59,416     (23,789)        89,896
INCOME TAX EXPENSE (BENEFIT)..........................        26,582        33,883     (13,196)(r)       47,269
                                                        ------------  ------------  -----------  ------------
NET INCOME (LOSS).....................................  $     27,687  $     25,533   $ (10,593)  $     42,627
                                                        ------------  ------------  -----------  ------------
                                                        ------------  ------------  -----------  ------------
BASIC NET INCOME PER COMMON SHARE(S)..................  $       0.93                             $       1.01
                                                        ------------                             ------------
                                                        ------------                             ------------
DILUTED NET INCOME PER COMMON SHARE(S)................  $       0.91                             $       0.99
                                                        ------------                             ------------
                                                        ------------                             ------------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--BASIC(S)...............................        29,691                                   42,255
                                                        ------------                             ------------
                                                        ------------                             ------------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--DILUTED(S).............................        30,298                                   42,862
                                                        ------------                             ------------
                                                        ------------                             ------------

    See the accompanying notes to the unaudited pro forma combined financial statements.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           QUEST                     PRO FORMA
                                                        DIAGNOSTICS       SBCL      ADJUSTMENTS   PRO FORMA
                                                        ------------  ------------  -----------  ------------
NET REVENUES..........................................  $  1,458,607  $  1,579,843   $           $  3,038,450
COSTS AND EXPENSES
  Cost of services....................................       861,044     1,043,255    (23,182)(k)    1,881,117
  Selling, general and administrative.................       481,634       424,514     (7,102)(k)
                                                                                       (7,277)(l)
                                                                                         2,464(m)      894,233
  Interest expense, net...............................        33,403        47,640       7,672(n)
                                                                                        34,950(o)      123,665
  Amortization of intangible assets...................        21,697        30,270     (5,349)(p)       46,618
  Other, net..........................................         6,968       (25,911)    (2,464)(m)
                                                                                        14,900(q)       (6,507)
                                                        ------------  ------------  -----------  ------------
      Total...........................................     1,404,746     1,519,768      14,612      2,939,126
                                                        ------------  ------------  -----------  ------------
INCOME (LOSS) BEFORE INCOME TAXES.....................        53,861        60,075    (14,612)         99,324
INCOME TAX EXPENSE (BENEFIT)..........................        26,976        34,147     (9,465)(r)       51,658
                                                        ------------  ------------  -----------  ------------
NET INCOME (LOSS).....................................  $     26,885  $     25,928   $ (5,147)   $     47,666
                                                        ------------  ------------  -----------  ------------
                                                        ------------  ------------  -----------  ------------
BASIC NET INCOME PER COMMON SHARE(S)..................  $       0.90                             $       1.13
                                                        ------------                             ------------
                                                        ------------                             ------------
DILUTED NET INCOME PER COMMON SHARE(S)................  $       0.89                             $       1.11
                                                        ------------                             ------------
                                                        ------------                             ------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING--
  BASIC(S)............................................        29,684                                   42,248
                                                        ------------                             ------------
                                                        ------------                             ------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING--
  DILUTED(S)..........................................        30,229                                   42,793
                                                        ------------                             ------------
                                                        ------------                             ------------

    See the accompanying notes to the unaudited pro forma combined financial statements.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

BALANCE SHEET

(a) Reflects gross cash proceeds of $1,363.4 million in debt to finance the cash purchase price and transaction costs associated with the SBCL acquisition, to repay Quest Diagnostics' existing bank debt and to repurchase its 10 3/4% notes. The debt is assumed to consist of $1,063.4 million of borrowings under the new credit facility and the issuance of $300 million in new senior subordinated notes.

(b) Reflects the reduction in gross proceeds associated with the payment of deferred financing costs totaling $46.7 million, less amounts paid through March 31, 1999 of $4.7 million which have been capitalized and are recorded in the Quest Diagnostics historical balance sheet as of March 31, 1999 within other assets. The $2.7 million in financing costs related to the capital markets loan facility, which Quest Diagnostics does not expect to draw, were charged to common stockholders' equity, net of a tax benefit of $1.1 million. The remaining financing costs of $39.3 million will be capitalized.

(c) Reflects the payment of estimated costs, including premiums and related expenses, to purchase Quest Diagnostics' existing 10 3/4% notes. These costs, totaling $23.2 million, were charged to common stockholders' equity, net of a tax benefit of $9.2 million. Based on market conditions at the completion of the tender offer, the estimated costs to purchase Quest Diagnostics' existing 10 3/4% notes may vary from that indicated above.

(d) Reflects the repayment of Quest Diagnostics' existing bank debt and the repurchase of the 10 3/4% notes, plus accrued interest payable of $7.1 million as of March 31, 1999. The unamortized balance of deferred financing costs related to such debt of approximately $7.7 million was charged to common stockholders' equity, net of taxes of $3.0 million.

(e) Reflects SmithKline Beecham's sweep of remaining cash balances of SBCL as of March 31, 1999.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

(f) Reflects the purchase of SmithKline Beecham's clinical laboratory business and the preliminary allocation of purchase price to the SBCL assets and liabilities acquired under the purchase method of accounting. The preliminary purchase price allocation is as follows (in millions):

Cash portion of the purchase price....................................             $ 1,005.0
Non-compete consideration.............................................                  20.0
                                                                                   ---------
TOTAL CASH CONSIDERATION BEFORE ADJUSTMENTS...........................               1,025.0

Tangible net worth adjustment to cash portion of the purchase price...                 (30.9)(1)
Value of shares of common stock of Quest Diagnostics issued to
  SmithKline Beecham..................................................                 251.9
                                                                                   ---------
ADJUSTED PURCHASE PRICE...............................................               1,246.0

ESTIMATED NET ASSETS ACQUIRED:
  Accounts receivable, net............................................      394.2
  Other current assets................................................       28.6
  Property, plant and equipment and other assets......................      219.8
                                                                        ---------
      Tangible assets acquired........................................      642.6
                                                                        ---------
  Current liabilities.................................................     (158.9)
  Other liabilities...................................................      (33.1)
                                                                        ---------
      Liabilities assumed.............................................     (192.0)
                                                                        ---------
TANGIBLE NET ASSETS ACQUIRED BEFORE PRO FORMA AND PURCHASE ACCOUNTING
  ADJUSTMENTS.........................................................      450.6

PURCHASE ACCOUNTING ADJUSTMENTS:
  Purchase liabilities and integration cost estimates.................      (95.6 (2)
  Current deferred tax assets.........................................       17.8(3)
  Noncurrent deferred tax assets......................................       16.0(3)
                                                                        ---------
      Total purchase accounting adjustments...........................      (61.8)
                                                                        ---------
Adjusted net assets...................................................                 388.8
                                                                                   ---------
Estimated intangible assets...........................................                 857.2(4)
SBCL intangible assets recorded at March 31, 1999.....................                 499.6
                                                                                   ---------
Pro forma adjustment--intangible assets...............................             $   357.6(4)
                                                                                   ---------
                                                                                   ---------

------------------------

    (1) The cash purchase price provided for in the stock and asset purchase agreement may be adjusted downward to the extent that the tangible net worth (as defined in the stock and asset purchase agreement) of SmithKline Beecham's clinical laboratory testing business is less than $486 million as of the closing date. Assuming the SBCL acquisition closed March 31, 1999, the cash portion of the purchase price would have been reduced by $30.9 million. The tangible net worth adjustment of $30.9 million has been recorded within other current assets.

    (2) Purchase liabilities include estimates for deal related costs of $10.1 million. These deal costs consist primarily of fees and expenses of investment bankers, attorneys and accountants, printing costs, SEC filing fees and other related charges. Through March 31, 1999, approximately $1.1 million of these costs had been paid and were included in the Quest

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

       Diagnostics historical balance sheet as of March 31, 1999 within other assets. The remaining estimated fees of $9.0 million are included in accounts payable and accrued expenses in the March 31, 1999 unaudited pro forma combined balance sheet.

       Costs to realize synergies associated with the elimination of duplicate facilities and excess capacity of SBCL are estimated at $85.5 million. Approximately $45.0 million is primarily related to employee termination costs and costs to exit leased facilities. The remaining $40.5 million is attributable to write-offs of fixed assets for which management believes there is no future economic benefit as a result of the SBCL acquisition.

       These estimates may be revised as the integration plans are more fully developed and finalized.

    (3) Reflects deferred tax assets recorded as a result of the purchase accounting adjustments recognized in connection with the SBCL acquisition.

    (4) Based on the preliminary allocation of the purchase price above, the SBCL acquisition will result in $857.2 million of intangible assets. Based on SBCL's historical financial statements, a pro forma adjustment of $357.6 million was reflected in the unaudited pro forma combined balance sheet at March 31, 1999. The decrease in common stockholders' equity of $698.3 million represents the elimination of SBCL's remaining net equity of $950.2 million, offset by the value of about 12.6 million shares of Quest Diagnostics common stock issued to SmithKline Beecham of $251.9 million.

(g) Reflects the payment of the remaining deal costs as noted in (f)(2) above at the time of closing of the SBCL acquisition.

(h) Reflects the restructuring charge of $104.5 million (net of taxes of $41.3 million) for the estimated costs associated with the elimination of excess capacity and duplicate facilities of Quest Diagnostics. $55.0 million represents accrued liabilities primarily attributable to work force reductions and the costs to exit leased facilities. The remaining $49.5 million is due to fixed asset write-offs for which management believes there is no future economic benefit as a result of the SBCL acquisition.

    These estimates may be revised as the integration plans are more fully developed and finalized.

(i) Quest Diagnostics maintains several stock-based compensation plans. As a result of the SBCL acquisition, certain previously issued grants of both restricted common shares and options issued to employees will immediately vest. The pro forma adjustment recognizes the expense associated with this accelerated vesting of $3.5 million, net of taxes of $1.4 million.

(j) Billing for laboratory services is complicated. Laboratories must bill various payers, such as patients, insurance companies, Medicare, Medicaid, doctors and third parties, all of which have different billing requirements. Among the many factors complicating billing are (1) price differences between the fee schedules of an independent clinical laboratory and the payer, (2) disputes between payers as to which party is responsible for payment, (3) auditing for specific compliance issues and (4) the inconsistent policies and regulations utilized by the over 20 local carriers which administer Medicare. Quest Diagnostics and SBCL have taken different approaches to managing these complexities and have employed different policies and procedures relative to the estimation of reserves for doubtful accounts. These underlying differences include, among other things, procedures to obtain missing information and billing and collection cycles. As a result of

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    these differences, Quest Diagnostics and SBCL have developed different models for estimating the collectibility of receivables. Quest Diagnostics management is quantifying the estimated impact on reserves that would result if SBCL calculated its reserves under the Quest Diagnostics accounting policies and methodology. The process of conforming accounting policies and methodologies is expected to result in an increase in reserves for doubtful accounts related to SBCL accounts receivable which is not reflected in the unaudited pro forma combined financial statements.

STATEMENT OF OPERATIONS

(k) Reflects a net reduction in employee benefits, principally related to retirement and post-employment benefit plans sponsored by SmithKline Beecham which were not assumed by Quest Diagnostics under the stock and asset agreement. Responsibility for the costs and liabilities associated with those plans will remain with SmithKline Beecham.

(l) The pro forma adjustment reflects a reduction in expenses related to general corporate overhead which was allocated to the historical combined financial statements of SBCL and related affiliates by SmithKline Beecham.

(m) The pro forma adjustment reclassifies SBCL's research and development costs on a basis consistent with that of Quest Diagnostics as selling, general and administrative expenses as opposed to other, net.

(n) The pro forma adjustment reflects a reduction in interest income recognized by Quest Diagnostics in the respective period. Assuming the SBCL acquisition and anticipated borrowings under the new credit facility and the new notes took place on the first day of such period, average cash balances during the periods presented would have been lower, resulting in significantly lower amounts of interest income earned on cash and cash equivalents.

(o) The pro forma adjustment to interest expense, net represents the difference between the combined historical interest expense (consisting of the interest incurred by Quest Diagnostics on its existing bank debt and 10 3/4% notes, and the intercompany interest expense charged and allocated to SBCL), and the assumed interest expense under the new credit facility and the new notes for the periods presented. The debt is assumed to consist of $1,063.4 million of borrowings under the new credit facility and $300 million of principal from the new notes. The assumed interest rates on these new borrowings are 8.25% and 9.5% for the new credit facility and the notes, respectively. If the interest rate in the new credit facility fluctuates by 1/8%, interest expense fluctuates by approximately $1.3 million annually. Depending on market conditions at the time of the offering of new notes and the consummation of the new credit facility, the total combined debt amount, the interest rates, and the amounts of each of the new credit facility and the notes may vary from that indicated above.

(p) Reflects the pro forma impact on the amortization of intangible assets discussed in (f)(4) above. Amortization was calculated on the straight-line basis over periods not exceeding forty years.

(q) This pro forma adjustment removes non-recurring gains on the sale of assets recorded in SBCL's historical combined financial statements for the respective periods. For the twelve months ended March 31, 1999, SBCL recognized income from the sale and license of certain technology and the sale of its physician office-based teleprinter assets and network of about $10.6 million and $9.8 million, respectively. The sale of SBCL's physician office-based teleprinter assets and network was

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                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    recognized in the first quarter of 1999. Income recognized by SBCL related to the sale and license of certain technology during the year ended December 31, 1998 totaled about $14.9 million.

(r) The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at the incremental tax rate of 39.5%. On an annual basis, approximately $4.0 million of the pro forma adjustment to amortization of intangible assets is deductible for tax purposes.

(s) Basic net income per common share is calculated by dividing net income, less preferred stock dividends, by the weighted average number of common shares outstanding. Diluted net income per common share is calculated by dividing net income, less preferred stock dividends, by the weighted average number of common shares outstanding after giving effect to all potentially dilutive common shares outstanding during the period. Potentially dilutive common shares primarily represent outstanding stock options. Basic and diluted net income per share on a pro forma basis gives effect to about 12.6 million shares of Quest Diagnostics common stock issued to SmithKline Beecham, assuming the SBCL acquisition closed on the first day of such period.

    Pro forma net income for the year ended December 31, 1998 included about $11 million ($6.7 million, net of tax or $0.16 per basic and diluted share on a pro forma basis) of non-recurring gains recorded by SBCL in 1998, principally the result of a favorable settlement of a contract dispute. Such non-recurring gains approximate $3 million for the twelve months ended March 31, 1999.

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